Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT

AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT, dated as of February 5, 2016 (this “Agreement”), by and among Mattress Holding Corp. (the “Borrower”), Mattress Holdco, Inc. (“Holdings”), Barclays Bank PLC, as administrative agent and collateral agent (the “Administrative Agent”), the lenders party hereto holding the 2016 Incremental Loan Commitments (the “2016 Incremental Lenders”) and the Lenders party hereto.

RECITALS:

WHEREAS, reference is hereby made to that certain Term Loan Credit Agreement, dated as of October 20, 2014 (as the same may be amended, restated, amended and restated, supplemented and/or otherwise modified from time to time immediately prior to the effectiveness of this Agreement, the “Existing Credit Agreement” and, as amended by this Agreement, the “Credit Agreement”; capitalized terms used but not defined herein having the meanings set forth in the Existing Credit Agreement), among the Borrower, Holdings, the Administrative Agent, the lenders party thereto and certain other parties thereto from time to time;

WHEREAS, pursuant to Section 2.12 of the Existing Credit Agreement, the Borrower has requested Incremental Loans in an aggregate principal amount of $665.0 million in the form of a new tranche of Loans (such new tranche of Incremental Loans, the “2016 Incremental Loans”), which will be treated together as Loans of a different Class from the Initial Loans and available on the Amendment No. 1 Effective Date (as defined below);

WHEREAS, the Borrower has also requested an amendment to increase commitments to $200.0 million from $125.0 million under that certain ABL Credit Agreement, dated as of October 20, 2014 (as the same may be amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Existing ABL Credit Agreement”; the commitments thereunder, including pursuant to such amendment, “ABL Commitments”; and the definitive documentation in respect thereof, the “ABL Facility Documentation”), by and among the Borrower, Holdings, Barclays, as administrative agent and collateral agent, the several banks and financial institutions party thereto as lenders and certain other parties thereto from time to time;

WHEREAS, the proceeds of the 2016 Incremental Loans and borrowings under the ABL Commitments on the Amendment No. 1 Effective Date (as defined below) will be used by the Borrower (a) to acquire (the “Acquisition”) all of the issued and outstanding stock of HMK Mattress Holdings LLC and related entities (collectively, the “Target”) pursuant to the terms of that certain Securities Purchase Agreement, dated as of November 25, 2015 (the “Purchase Agreement”) among Mattress Firm, Inc., a Delaware corporation and wholly owned indirect subsidiary of Mattress Firm Holding Corp., a Delaware corporation, HMK Mattress Holdings LLC and each of the other parties thereto, (b) to repay existing debt of the Target and terminate commitments under (i) the credit agreement dated as of March 30, 2012 among the Target, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other parties thereto, as amended and (ii) the Amended and Restated Loan and Security Agreement, dated March 30, 2012 among the Target, Wells Fargo Bank, National Association, a national banking association, and other parties thereto, as amended (collectively, the “Refinancing”) and (c) to pay related fees and expenses (all of the transactions proposed to be taken in this paragraph and the preceding paragraph, collectively, the “Transactions”);

WHEREAS, the 2016 Incremental Lenders are willing to make the 2016 Incremental Loans in the amounts set forth opposite such lender’s name on Schedule 2.01 hereof (the “2016 Incremental Loan Commitments”);

WHEREAS, this Agreement shall constitute an “Incremental Amendment” under and as set forth in the Credit Agreement;

WHEREAS, the Borrower wishes to make certain amendments to the Existing Credit Agreement in connection with the incurrence of the 2016 Incremental Loans as set forth herein; and

WHEREAS, the Administrative Agent and the Borrower wish to amend the Existing Credit Agreement as set forth in Section 2 in connection with an obvious error or an error or omission of a technical or immaterial nature; and immediately after the making of the 2016 Incremental Loans, the Borrower and the 2016 Incremental Lenders and other Lenders which collectively constitute Required Lenders wish to make other amendments to the Existing Credit Agreement as described in Section 3 below.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.                            Incremental Amendments to Existing Credit Agreement.  The Existing Credit Agreement is, as of the Amendment No. 1 Effective Date and subject to the satisfaction of the applicable conditions precedent set forth in Section 6 of this Agreement, hereby amended as follows:

(a)                                 Amendments to Exhibits to Existing Credit Agreement.  Exhibits A, D-1, K, L, M, N, O,  P and Q to the Existing Credit Agreement are each hereby amended by (x) deleting each instance of the text “Initial Loans” appearing therein and (y) inserting the text “Initial Loans, 2016 Incremental Loans” in lieu thereof.

(b)                                 Amendments to Schedules to Existing Credit Agreement.  The Existing Credit Agreement is hereby supplemented by adding thereto Schedule 2.01 hereto, which sets forth the 2016 Incremental Loan Commitments of each of the 2016 Incremental Lenders.

(c)                                  Amendments to Section 1.01 of Existing Credit Agreement.

(i)                                     Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in their correct alphabetical order:

“2016 Incremental Lender” means, at any time, any Lender that has a 2016 Incremental Loan Commitment or holds 2016 Incremental Loans at such time.

“2016 Incremental Loan Commitment” has the meaning assigned to such term in Amendment No. 1.

“2016 Incremental Loans” has the meaning assigned to such term in Amendment No. 1.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of February 5, 2016, among Holdings, the Borrower, the Administrative Agent and the lenders party thereto.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1.

“HMK Mattress Acquisition” has the meaning set forth in the definition of “Acquisition” in Amendment No. 1.

(ii)                                  The definition of “Applicable Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Rate” means, (a) prior to the Amendment No. 1 Effective Date, the “Applicable Rate” under and as defined in the Existing Credit Agreement (as defined in Amendment No. 1) and (b) on or after the Amendment No. 1 Effective Date, (x) with respect to the Initial Loans, (i) for Eurocurrency Rate Loans, 5.25% and (ii) for Base Rate Loans, 4.25% and (y) with respect to the 2016 Incremental Loans, (i) for Eurocurrency Rate Loans, 5.25% and (ii) for Base Rate Loans, 4.25%.

(iii)                               The definition of “Class” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following sentence at the end thereof: “On the Amendment No. 1 Effective Date, the 2016 Incremental Loans shall together be Loans of the same Class but, for the avoidance of doubt, a separate Class from the Initial Loans.”

(iv)                              The definition of “Commitment” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the last sentence of such definition with the following: “As of the Closing Date, the aggregate amount of Commitments was $720,000,000 and as of the Amendment No. 1 Effective Date, the aggregate amount of commitments in respect of the 2016 Incremental Loans is $665,000,000.”

(v)                                 The definition of “First Lien Intercreditor Agreement” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “and the 2016 Incremental Loans” immediately after the text “Initial Loans” appearing therein.

(vi)                              The definition of “Lender” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following text as the new last sentence of such definition: “As of the Amendment No. 1 Effective Date, Schedule 2.01 sets forth under the heading “2016 Incremental Lender” the name of each 2016 Incremental Lender.”.

(vii)                           The definition of “Loan” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following text immediately before the period appearing at the end of such definition: “or under the terms of any Incremental Amendment”.

(viii)                        The definition of “Maturity Date” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by (x) deleting the text “the Initial Loans” and (y) inserting the text “the Initial Loans and the 2016 Incremental Loans, in each case,” in lieu thereof.

(ix)                              The definition of “Related Indemnified Person” is hereby amended by (x) deleting the text “Initial Loans” appearing in the proviso in such definition and (y) inserting the text “applicable Class of Loans” in lieu thereof.

(x)                                 The definition of “Repricing Transaction” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the text “or 2016 Incremental Loans” immediately after each occurrence of the text “Initial Loans” appearing therein.

(d)                                 Amendments to Article II of Existing Credit Agreement:

(i)                                                                                     Section 2.02(a) of the Existing Credit Agreement is hereby amended by (x) inserting the text “or the 2016 Incremental Loans” immediately after the text “Initial Loans” appearing therein and (y) inserting the text “or the HMK Mattress Acquisition, respectively” immediately after the text “Acquisition” appearing therein.

(ii)                                                                                  Section 2.03(a)(i) of the Existing Credit Agreement is hereby amended by adding at the end thereof the following new sentence:

“For the avoidance of doubt, the Initial Loans and the 2016 Incremental Loans may be prepaid pursuant to this Section 2.03(a) on a non-ratable basis between such two Classes.”

(iii)                                                                               Section 2.03(b)(i) is hereby amended by inserting the text “and the 2016 Incremental Loans” immediately after each occurrence of the text “Initial Loans” appearing therein.

(iv)                                                                              Section 2.05 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) In respect of the Lenders holding the Initial Loans, the Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on the last Business Day of each January, April, July and October, commencing with the last Business Day of January, 2015, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.03) and (ii) on the Maturity Date for the Initial Loans, the aggregate principal amount of all Initial Loans outstanding on such date.

(b) In respect of the Lenders holding the 2016 Incremental Loans, the Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on the last Business Day of each January, April, July and October, commencing with the last Business Day of April, 2016, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all the 2016 Incremental Loans outstanding on the Amendment No. 1 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.03) and (ii) on the Maturity Date for the 2016 Incremental Loans, the aggregate principal amount of all 2016 Incremental Loans outstanding on such date.”

(v)                                                                                 Section 2.12(e)(A)(i) of the Existing Credit Agreement is hereby amended by inserting the text “and the 2016 Incremental Loans” immediately after each instance of the text “Initial Loans” appearing therein.

(vi)                                                                              Section 2.12(e)(A)(ii) of the Existing Credit Agreement is hereby amended by (x) deleting the text “Maturity Date of the Initial Loans” and (y) inserting the text “the later of the Maturity Date of the Initial Loans and of the 2016 Incremental Loans” in lieu thereof.

(vii)                                                                           Section 2.12(e)(A)(iii) of the Existing Credit Agreement is hereby amended by inserting the text “and the 2016 Incremental Loans” immediately after the text “Initial Loans” appearing therein.

(viii)                                                                        Section 2.12(e)(A)(vi) of the Existing Credit Agreement is hereby amended by inserting the text “and the 2016 Incremental Loans” immediately after the text “Initial Loans” appearing therein.

(ix)                                                                              Section 2.12(e)(B) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(B) the All-In Yield applicable to the Incremental Loans of each Class shall be determined by the Borrower and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Incremental Loans that are pari passu in right of payment and security with the Initial Loans and/or the 2016 Incremental Loans, the All-In Yield applicable to such Incremental Loans shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Initial Loans and/or the 2016 Incremental Loans plus, in each case, 50 basis points per annum unless the interest rate (together with, as provided in the proviso below, the Eurocurrency Rate or Base Rate floor) with respect to the Initial Loans and/or the 2016 Incremental Loans, as applicable, is increased so as to cause the then applicable All-In Yield under this Agreement on the Initial Loans and/or the 2016 Incremental Loans, as applicable, to equal the All-In Yield then applicable to the Incremental Loans minus 50 basis points; provided, further, that any increase in All-In Yield to any Initial Loans and/or 2016 Incremental Loans due to the

application or imposition of a Eurocurrency Rate or Base Rate floor on any Incremental Loan shall be effected solely through an increase in (or implementation of, as applicable) any Eurocurrency or Base Rate floor applicable to such Initial Loans and/or 2016 Incremental Loans, as applicable.”

(x)                                                                                 Section 2.12(g) of the Existing Credit Agreement is hereby amended by inserting the text “and the 2016 Incremental Loans” immediately after each instance of the text “Initial Loans” appearing therein.

(xi)                                                                              Section 2.13(e)(i) of the Existing Credit Agreement is hereby amended by (w) deleting the text “Initial Loans, the Maturity Date of the Initial Loans” in sub-clause (A) therein, (x) inserting the text “Initial Loans and the 2016 Incremental Loans, the later of the Maturity Date of the Initial Loans and of the 2016 Incremental Loans then outstanding” in lieu thereof, (y) deleting the text “Maturity Date of the Initial Loans” appearing in sub-clause (B) therein and (z) inserting the text “later of the Maturity Date of the Initial Loans and of the 2016 Incremental Loans then outstanding” in lieu thereof.

(xii)                                                                           Section 2.13(e)(v) of the Existing Credit Agreement is hereby amended by adding the text “or the 2016 Incremental Loans” immediately after the text “Initial Loans” appearing therein.

(xiii)                                                                        Section 2.13(e)(vii) of the Existing Credit Agreement is hereby amended by inserting the text “and the 2016 Incremental Loans” immediately after each instance of the text “Initial Loans” appearing therein.

(xiv)                                                                       Section 2.13(g)(i) of the Existing Credit Agreement is hereby amended by inserting the text “and the 2016 Incremental Loans” immediately after each instance of the text “Initial Loans” appearing therein.

(xv)                                                                          Section 2.13(g)(ii) of the Existing Credit Agreement is hereby amended by (x) deleting the text “Maturity Date of the Initial Loans” appearing in sub-clause (A)(1)(y), (y) inserting the text “the later of the Maturity Date of the Initial Loans and of the 2016 Incremental Loans at the time such Indebtedness is incurred” in lieu thereof and (z) inserting the words “and the 2016 Incremental Loans” after each instance of the text “Initial Loans”  appearing therein (other than the instance described in clauses (x) and (y) above).

(xvi)                                                                       Section 6.15 of the Existing Credit Agreement is hereby amended by inserting the text “and the 2016 Incremental Loans, in each case,” immediately after the text “Initial Loans” appearing therein.

(xvii)                                                                    Section 7.01(y) of the Existing Credit Agreement is hereby amended by inserting the text “and the 2016 Incremental Loans” immediately after each instance of the text “Initial Loans” appearing therein.

(xviii)                                                                 Section 10.05 of the Existing Credit Agreement is hereby amended by inserting the text “and/or the 2016 Incremental Loans, as applicable,” immediately after the text “Initial Loans” appearing therein.

SECTION 2.                            Amendment to Existing Credit Agreement.  The Administrative Agent and the Borrower hereby acknowledge that they have jointly identified a technical error in the definition of “Base Rate” in the Existing Credit Agreement and in accordance with the last paragraph of Section 10.01 of the Existing Credit Agreement, the Administrative Agent and the Borrower hereby agree that the definition of “Base Rate” set forth in Section 1.01 of the Existing Credit Agreement is, as of the Amendment No. 1 Effective Date and subject to the satisfaction of the applicable conditions precedent set forth in Section 7 of this Agreement, hereby amended and restated in its entirety to correct for such technical error as follows:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (c) the Adjusted Eurocurrency Rate on such day for an Interest Period of one (1) month plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day) and (d) 2.00%.

SECTION 3.                            Other Amendments to Existing Credit Agreement.  The Existing Credit Agreement is, as of the Amendment No. 1 Effective Date and subject to the satisfaction of the applicable conditions precedent set forth in Section 8 of this Agreement, hereby amended as follows:

(a)                                 The definition of “Compliance Certificate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by adding immediately after “a calculation of the Total Net Leverage Ratio” in clause (c) therein the following parenthetical:  “(both before and after giving effect to the proviso in the definition of “Consolidated Net Debt”)”.

(b)                                 The definition of “Consolidated Net Debt” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the period at the end thereof with the following proviso:

“; provided that in calculating the Total Net Leverage Ratio for purposes of Section 7.14, if the amount calculated pursuant to clause (b) of this definition exceeds $100,000,000 as of such date of determination, such amount shall be deemed to be $100,000,000.”

(c)                                  The definition of “Net Cash Proceeds” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by (x) replacing “; provided that (x) no net cash proceeds” in clause (a) thereof with “; provided that except for net cash proceeds from Dispositions of property pursuant to Sale-Leasebacks, (x) no net cash proceeds”, (y) adding immediately after “$10,000,000” in clause (a) thereof the following parenthetical:  “(without giving effect to net cash proceeds from Dispositions of property pursuant to Sale-Leasebacks)” and (z) adding immediately after “$25,000,000” in clause (a) thereof the following parenthetical:

“(without giving effect to net cash proceeds from Dispositions of property pursuant to Sale-Leasebacks)”.

(d)                                 Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in their correct alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Cure Amount” has the meaning specified in Section 8.04(b).

“Cure Expiration Date” has the meaning specified in Section 8.04(a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Financial Covenant” means the covenant set forth in Section 7.14.

“Notice of Intent to Cure” has the meaning specified in Section 6.02(a).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(e)                                  Section 1.09(a) of the Existing Credit Agreement is hereby amended by adding immediately after “the definition of “Applicable ECF Percentage”” the words “and when calculating the Total Net Leverage Ratio for purposes of determining actual compliance (and not compliance on a Pro Forma Basis) with Section 7.14”.

(f)                                   Section 1.09(e)(i) of the Existing Credit Agreement is hereby amended by adding immediately after “with any provision of this Agreement” the words “(other than the Financial Covenant)”.

(g)                                  Section 2.03(b)(ii)(A) of the Existing Credit Agreement is hereby amended by replacing the period at the end thereof with “; provided, further, that Net Cash Proceeds from Dispositions of property pursuant to Sale-Leasebacks may not be applied to prepay or offer to repurchase any Other Applicable Indebtedness but shall be all applied to prepay the Loans in accordance with this Section 2.03(b)(ii)(A).”

(h)                                 Section 2.03(b)(ii)(B) of the Existing Credit Agreement is hereby amended by replacing “(other than any Disposition” in the second line thereof with “(other than Dispositions of property pursuant to Sale-Leasebacks and other than any Disposition”.

(i)                                     Section 2.12(e) of the Existing Credit Agreement is hereby amended by adding the following text immediately prior to the proviso appearing in the introductory paragraph thereof:

“(except for covenants or other provisions (a) conformed (or added) in the Loan Documents, for the benefit of the Lenders holding Loans, pursuant to an amendment thereto subject solely to the reasonable satisfaction of the Administrative Agent (provided that if such Incremental Loans are no longer outstanding, then at the option of the Borrower, such covenants or other provisions shall be removed from the Loan Documents pursuant to an amendment thereto) or (b) applicable only to periods after the Latest Maturity Date at the time of the incurrence of such Incremental Loans)”.

(j)                                    Section 2.12(f) of the Existing Credit Agreement is hereby amended by (x) deleting the penultimate sentence in such Section and (y) inserting the following text in lieu thereof:

“Any Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.12, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment, to (x) effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Incremental Loans are to rank junior in right of security or payment or to address technical issues relating to funding and payments and/or (y) so long as such amendments are not, in the reasonable opinion of the Administrative Agent, materially adverse to the Lenders, maintain the “fungibility” of any such Incremental Loans with any tranche of then-outstanding Loans hereunder.”.

(k)                                 Section 2.12(d)(iii) of the Existing Credit Agreement is hereby amended by replacing “$250,000,000” with “125,000,000”.

(l)                                     Section 2.12(g) of the Existing Credit Agreement is hereby amended by deleting the text “in the form of loans” from clause (viii) in the proviso thereto.

(m)                             Section 2.15 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 2.15. Loan Repricing Protection. In the event that, on or prior to the date that is twelve (12) months after the Amendment No. 1 Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any Initial Loans or 2016 Incremental Loans in connection with a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.03(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to any Initial Loans or 2016 Incremental Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Initial Loans and/or 2016 Incremental Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Initial Loans and/or 2016 Incremental Loans, as applicable, outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.”

(n)                                 Section 6.01(a) of the Existing Credit Agreement is hereby amended by replacing “maturity of any Loans or (y)” with “maturity of any Loans, (y) any prospective or actual Event of Default under the Financial Covenant or (z)”.

(o)                                 The penultimate paragraph of Section 6.01 of the Existing Credit Agreement is hereby amended by replacing “maturity of any Loans or (y)” with “maturity of any Loans, (y) any prospective or actual Event of Default under the Financial Covenant or (z)”.

(p)                                 Section 6.02(a) of the Existing Credit Agreement is hereby amended by adding at the end thereof the following new proviso:

“provided that if such Compliance Certificate demonstrates an Event of Default in respect of the Financial Covenant, any of the Permitted Holders may deliver, prior to, after, or together with such Compliance Certificate, a notice of their intent to cure (a “Notice of Intent to Cure”) pursuant to Section 8.04 to the extent permitted thereunder;”

(q)                                 Section 6.11 of the Existing Credit Agreement is hereby amended by replacing the phrase “(or within ninety (90) days in the case of documents listed in Section 6.13(b))” with “(or, in the case of documents listed in Section 6.13(b), within the time period set forth in Section 6.13(b))” in each case instance such phrase appears therein.

(r)                                    Section 7.03(x) of the Existing Credit Agreement is hereby amended by inserting the text “any Cure Amount, “ immediately after the text “other than” appearing therein.

(s)                                   Section 7.06(m) of the Existing Credit Agreement is hereby amended by replacing “30% of Adjusted EBITDA” with “20% of Adjusted EBITDA”.

(t)                                    The Existing Credit Agreement is hereby amended by adding at the end of Section 7.13 a new Section 7.14 to read as follows:

“SECTION 7.14.  Maximum Total Net Leverage Ratio.  The Total Net Leverage Ratio of the Borrower and its Restricted Subsidiaries (on a consolidated basis) for the Test Period ending on the last day of the most recent Fiscal Quarter for which financial statements of the Borrower and its Restricted Subsidiaries were required to have been delivered pursuant to Section 6.01(a) or (b), as applicable, shall not exceed the ratio set forth below opposite such Fiscal Quarter (the “Financial Covenant”):

Fiscal Quarter Ending On or Around:	Maximum Total Net Leverage Ratio:
July 31, 2016	5.50:1.00
October 31, 2016	5.50:1.00
January 31, 2017	5.50:1.00
April 30, 2017	5.50:1.00
July 31, 2017	5.50:1.00
October 31, 2017	5.00:1.00
January 31, 2018	5.00:1.00
April 30, 2018	5.00:1.00
July 31, 2018	5.00:1.00
October 31, 2018	4.50:1.00
January 31, 2019	4.50:1.00
April 30, 2019	4.50:1.00
July 31, 2019	4.50:1.00
October, 31, 2019	4.00:1.00
January 31, 2020	4.00:1.00
April 30, 2020	4.00:1.00
July 31, 2020	4.00:1.00
October 31, 2020 and thereafter	3.50:1.00

”

(u)                                 Section 8.01(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Specific Covenants.  The Borrower, any Restricted Subsidiary or, in the case of Section 7.13, Holdings, fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII; provided, that, any failure to comply with Section 7.14 shall be subject to cure to the extent provided in Section 8.04;”

(v)                                 Section 8.02 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Remedies upon Event of Default. (a) If any Event of Default occurs and is continuing, the Administrative Agent may with the consent of, and shall at the request of, the Required Lenders take any or all of the following actions:

(i)                                     declare Commitments of each Lender to be terminated, whereupon such Commitments and obligation shall be terminated;

(ii)                                  declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Commitments of each Lender shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

(b)                                 Notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are the failure to comply with Section 7.14 with respect to the Test Period most recently ended, then the Administrative Agent may not take any of the actions set forth in subclauses (i), (ii) and (iii) of Section 8.02(a) during the period commencing on the date that the Administrative Agent receives a Notice of Intent to Cure and ending on the Cure Expiration Date with respect thereto in accordance with and to the extent permitted by Section 8.04.”

(w)                               The Existing Credit Agreement is hereby amended by adding at the end of Section 8.03 a new Section 8.04 to read as follows:

“SECTION 8.04.     Company’s Right to Cure.

(a)                                 Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default under any covenant set forth in Section 7.14 and until the expiration of the tenth (10th) Business Day after the date on which the Total Net Leverage Ratio calculation would be required to be delivered pursuant to Section 6.02(a) (such date, the “Cure Expiration Date”), following delivery of a Notice of Intent to Cure in accordance herewith, the Borrower may designate any portion of the Net Cash Proceeds of any issuance of common Equity Interests of the Borrower or any cash capital contribution to the common equity of the Borrower that is made or contributed after the end of the most recently ended Fiscal Quarter for which the Total Net Leverage Ratio calculation would be required to be delivered pursuant to Section 6.02(a) and before the Cure Expiration Date as an increase to Consolidated EBITDA with respect to such applicable quarter; provided that all such Net Cash Proceeds to be so designated (i) are actually received by the Borrower as cash common equity (including through capital contribution of such Net Cash Proceeds to the Borrower) that is contributed after the end of the most recently ended Fiscal Quarter for which the Total Net Leverage Ratio calculation would be required to be delivered pursuant to Section 6.02(a) and before the Cure Expiration Date and (ii) the aggregate amount of such Net Cash Proceeds or cash capital contribution that are so designated shall not exceed 100% of the aggregate amount necessary to cure such Event of Default under Section 7.14 for any applicable period.

(b)                                 Upon receipt by the Borrower of any such designated Net Cash Proceeds or cash capital contribution (the “Cure Amount”) in accordance with this Section 8.04, Consolidated EBITDA for any period of calculation which includes the last Fiscal Quarter of the Test Period ending immediately prior to the date on which such Cure Amount was received shall be increased, solely for the purpose of calculating any financial ratio set forth in Section 7.14, by an amount equal to the Cure Amount.  The resulting increase to Consolidated EBITDA and any reduction in Indebtedness, if applicable, from designation of a Cure Amount shall not result in any adjustment to Consolidated EBITDA or any other financial definition for any purpose under this Agreement other than for purposes of calculating the financial ratio set forth in Section 7.14 and for additional clarification shall not adjust the calculation of Consolidated EBITDA for purposes of determining the Total Net Leverage Ratio (other than for purposes of actual compliance with Section 7.14 as of the end of any applicable Test Period).

(c)                                  If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of Section 7.14, the Borrower shall be deemed to have satisfied the requirements of Section 7.14 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable existing breach or default of Section 7.14 shall be deemed cured for this purpose of the Agreement.

(d)                                 In each period of four Fiscal Quarters, there shall be at least two (2) Fiscal Quarters for which Consolidated EBITDA is not increased by exercise of a cure pursuant to Section 8.04(a).  The Notice of Intent to Cure shall be exercised no more than five times over the term of this Agreement.  For the avoidance of doubt, after the delivery of a Notice of Intent to Cure, no new Borrowings shall be permitted until such time as the Cure Amount is received.”

(x)                                 The Existing Credit Agreement is hereby amended by adding at the end of Section 10.24 a new Section 10.25 to read as follows:

“SECTION 10.25.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)  the effects of any Bail-in Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”.

(y)                                 Exhibit C to the Existing Credit Agreement is hereby amended by adding at the end of Schedule 1 therein the following new line:

“Total Net Leverage Ratio (Consolidated Net Debt after giving effect to the cap on netting pursuant to the proviso in the definition of Consolidated Net Debt) to Adjusted EBITDA)	:1.00”

SECTION 4.                            2016 Incremental Lenders.  Each 2016 Incremental Lender hereby acknowledges and agrees that it has a 2016 Incremental Loan Commitment in the amount set forth opposite such 2016 Incremental Lender’s name on Schedule 2.01 to this Agreement.  Each 2016 Incremental Lender further agrees to make the 2016 Incremental Loans in a single draw on the Amendment No. 1 Effective Date in accordance with Section 2.12 of the Credit Agreement.

Each 2016 Incremental Lender further agrees that such 2016 Incremental Loans shall be treated together as a single Class separate and apart from the Initial Loans, and will have the terms as set forth in the Credit Agreement, including with respect to treatment for purposes of payments and prepayments.  From and after the Amendment No. 1 Effective Date, (a) each 2016 Incremental Lender shall be a “Lender” for all purposes under the Credit Agreement and the other Loan Documents and (b) the 2016 Incremental Loans of each 2016 Incremental Lender shall be “2016 Incremental Loans” and “Loans” for all purposes under the Credit Agreement and the other Loan Documents.

SECTION 5.                            Use of Proceeds.  The Borrower shall use the proceeds of the 2016 Incremental Loans (a) to finance the Transactions and (b) for other purposes not prohibited by the Existing Credit Agreement.

SECTION 6.                            Conditions to Effectiveness to Incremental Amendment.  The amendments set forth in Section 1 of this Agreement shall become effective on the first date (the “Amendment No. 1 Effective Date”) when, and only when, each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms herein.  Further, the obligations of the 2016 Incremental Lenders party hereto to make 2016 Incremental Loans are subject to each of such applicable conditions set forth below having been satisfied (or waived) in accordance with the terms hereof.

(a)                                 Prior to or substantially simultaneously with the initial Borrowing on the Amendment No. 1 Effective Date, the Acquisition shall be consummated in all material respects in accordance with the terms of the Purchase Agreement.

(b)                                 The Refinancing shall have been consummated or shall be consummated substantially concurrently with the Amendment No. 1 Effective Date.

(c)                                  This Agreement shall have been executed by each Loan Party, the Administrative Agent and each Lender with a 2016 Incremental Loan Commitment, and counterparts hereof as so executed shall have been delivered to the Administrative Agent.

(d)                                 The Administrative Agent shall have received:

(A)                               a Committed Loan Notice with respect to the 2016 Incremental Loans, in accordance with the requirements of the Existing Credit Agreement;

(B)                               (i)(1) audited consolidated balance sheets and related statements of income, changes in equity and cash flows of each of Parent and of the Target for the three fiscal years ended at least 90 days prior to the Amendment No. 1 Effective Date and (2) unaudited consolidated balance sheets and related statements of income and cash flows of each of Parent and of the Target for each subsequent fiscal quarter following the last fiscal year for which financial statements have been delivered pursuant to clause (1) above ended at least 45 days before the Closing Date;

(ii) a combined consolidated balance sheet and the related consolidated statement of income of Parent as of and for the twelve-month period ending on the date of the most recent consolidated balance sheet delivered pursuant to the preceding clause (i), in each case prepared after giving effect to the Transactions as if the Transactions had occurred on such date (in the case of such balance sheet) or on the first day of such period (in the case of such statement of income);

(C)                               a Note executed by the Borrower in favor of each 2016 Incremental Lender that has requested a Note at least two (2) Business Days in advance of the Amendment No. 1 Effective Date;

(D)                               an opinion of (i) Ropes & Gray LLP, New York counsel to the Loan Parties, (ii) Norton Rose Fulbright US LLP, Texas and Virginia counsel to the Loan Parties and (iii) Ryley Carlock & Applewhite, Arizona counsel to the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(E)                                (i) board resolutions, (ii) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority (or a certification from each Loan Party that there have been no changes to the certificate or articles of incorporation or organization, including all amendments thereto, that were delivered to the Administrative Agent on the Closing Date) and (ii) a certificate of a Responsible Officer of each Loan Party dated the Amendment No. 1 Effective Date and certifying that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Amendment No. 1 Effective Date (or a certification from each Loan Party that there have been no changes to the by-laws or operating (or limited liability company) agreement, including all amendments thereto, that were delivered to the Administrative Agent on the Closing Date);

(F)                                 a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (after giving effect to the Transactions) substantially in the form of Exhibit J to the Existing Credit Agreement; and

(G)                               a certificate, signed by a Responsible Officer of the Borrower, stating that the Acquisition defined herein is a Permitted Acquisition under and as defined in the Existing Credit Agreement and the conditions precedent set forth in Sections 5(a), (b), (e), (g) and (h) herein are satisfied or will be satisfied substantially concurrently with the Amendment No. 1 Effective Date and the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Existing Credit Agreement or any other Loan Document shall be true and correct in all material respects, in each case on and as of the Amendment No. 1 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(e)                                  No Default or Event of Default shall have occurred and be continuing under the Existing Credit Agreement or would result upon the effectiveness of this Agreement.

(f)                                   All fees and expenses required to be paid hereunder and invoiced at least two (2) Business Days before the Amendment No. 1 Effective Date shall have been paid in full in cash.

(g)                                  After giving Pro Forma Effect to the incurrence of the 2016 Incremental Loans on the Amendment No. 1 Effective Date, the Borrower shall be in compliance with the requirements of Section 2.12(d)(iii) of the Existing Credit Agreement.

(h)                                 The Borrower shall have obtained the ABL Commitments, and the ABL Facility Documentation shall be in full force and effect.

SECTION 7.                            Conditions to Effectiveness to Amendment in Section 2.  The amendment set forth in Section 2 of this Agreement shall become effective on the Amendment No. 1 Effective Date if, and only if, this Agreement shall have been executed by each Loan Party and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent.

SECTION 8.                            Conditions to Effectiveness to Amendments in Section 3.  The amendments set forth in Section 3 of this Agreement shall become effective on the Amendment No. 1 Effective Date if, and only if, (a) such date occurs and (b) the 2016 Incremental Lenders and the other Lenders party hereto who have delivered an executed counterpart hereof to the

Administrative Agent collectively constitute the Required Lenders on such date immediately after the making of the 2016 Incremental Loans.

SECTION 9.                            Representations and Warranties.  By its execution of this Agreement, the Loan Parties hereby represent and warrant to the Agents and the Lenders that the execution, delivery and performance by such Loan Parties of this Agreement, and each other Loan Document as amended hereby or executed or to be executed by it in connection with this Agreement, are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate, limited liability company, or other organizational action on the part of such Loan Party.  Each of this Agreement and each other Loan Document as amended hereby has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms and the terms of the Credit Agreement, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

SECTION 10.                     Reaffirmation of the Loan Parties.  Each Loan Party hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement.  For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties, including the 2016 Incremental Loans, under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

SECTION 11.                     Amendment, Modification and Waiver, Etc.  This Agreement may not be amended, modified or waived except in accordance with Section 10.01 of the Credit Agreement.

SECTION 12.                     Entire Agreement.  This Agreement, the Credit Agreement, and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof.  Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  It is understood and agreed that each reference in each Loan Document to the Credit

Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Existing Credit Agreement as amended hereby.  This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Amendment Effective Date, shall continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.

SECTION 13.                     GOVERNING LAW; WAIVER OF RIGHT TO TRIAL BY JURY.  SECTIONS 10.15 AND 10.16 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO AS IF ORIGINALLY MADE A PART HEREOF.

SECTION 14.                     Severability.  The provisions of Section 10.14 of the Existing Credit Agreement are hereby incorporated by reference into this Agreement mutatis mutandis and shall apply hereto as if originally made a part hereof.

SECTION 15.                     Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement and any other Loan Documents executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 16.                     Loan Document.  On and after the Amendment No. 1 Effective Date, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

MATTRESS HOLDING CORP., as Borrower

By:	/s/ Alex Weiss
	Name:	Alex Weiss
	Title:	Vice President and Treasurer

MATTRESS HOLDCO, INC., as Holdings

By:	/s/ Alex Weiss
	Name:	Alex Weiss
	Title:	Vice President and Treasurer

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

SUBSIDIARY GUARANTORS:

MATTRESS FIRM, INC.
THE SLEEP TRAIN, INC.

By:	/s/ Alex Weiss
	Name:	Alex Weiss
	Title:	Assistant Treasurer and Chief Financial Officer

MATTRESS FIRM — ARIZONA, LLC
METROPOLITAN MATTRESS CORPORATION
THE MATTRESS VENTURE, LLC
MATTRESS FIRM — VISION PARK, LLC
MAGGIE’S ENTERPRISES, LLC
MGHC HOLDING CORPORATION
MATTRESS GIANT ACQUISITION
CORPORATION
MATTRESS GIANT CORPORATION
MGC MEMBERSHIP CORPORATION
MGIANT GENPAR, LLC
MGIANT LIMPAR, LLC
NE MATTRESS PEOPLE, LLC
AMERICAN INTERNET SALES LLC
ST SAN DIEGO, LLC
SLEEP COUNTRY USA, LLC
SLEEP EXPERTS II, LLC
B29 LLC

By:	/s/ Alex Weiss
	Name:	Alex Weiss
	Title:	Vice President and Treasurer

MATTRESS GIANT I LIMITED PARTNERSHIP
SLEEP EXPERTS PARTNERS, L.P.

By: MGIANT GENPAR, LLC, as General Partner

By:	/s/ Alex Weiss
	Name:	Alex Weiss
	Title:	Vice President and Treasurer

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Regina Tarone
	Name:	Regina Tarone
	Title:	Managing Director

[Amendment No. 1 to Term Loan Credit Agreement – Signature Page]

BARCLAYS BANK PLC, as a 2016 Incremental Lender

By:	/s/ Regina Tarone
	Name:	Regina Tarone
	Title:	Managing Director

[Amendment No. 1 to Term Loan Credit Agreement – Signature Page]

Schedule 2.01

As of the Amendment No. 1 Effective Date:

2016 Incremental Lender	2016 Incremental Loan Commitment
BARCLAYS BANK PLC	$665,000,000
TOTAL	$665,000,000